Exhibit 3.1

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION

The undersigned certify that:

1.	They are the president and the secretary, respectively, of AOB Capital, Inc., a California corporation.

2.	Article I & IV of the Articles of Incorporation of this corporation are amended to read as follows:

Article I:
The name of this corporation is AOB Biotech, Inc.

Article IV:
The corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 50,000,000 shares.

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.
The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporation Code. The total number of outstanding shares of the corporation is 10,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: September 24, 2004
/s/ Terchi Liao
Terchi Liao
President and Secretary

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

The undersigned certify that:

1.	They are the president and the secretary, respectively, of New Weisheng USA Co., Inc., a California corporation.

2.	Article 1 of the Articles of Incorporation of this corporation is amended to read as follows:

The name of this corporation is AOB Capital, Inc.

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.	The corporation has issued no shares.

We farther declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: January 8, 2003
/s/ Terchi Liao
Terchi Liao
President and Secretary

ARTICLES OF INCORPORATION

ARTICLE I

The name of this corporation is New Weisheng USA Co., Inc.

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

ARTICLE III

The name and address in the state of California of this corporation’s initial agent for service of process is:

Long Gein Chen
10536 Daines Drive
Temple City, CA 91780

ARTICLE IV

The corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 1,000,000 shares.

Date: May 29, 2002

Signature of Incorporator:	/s/ Long Gein Chen
Long Gein Chen

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

Signature:	/s/ Long Gein Chen
Long Gein Chen